UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

To

Form S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1233834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Mellon Center

500 Grant Street

Pittsburgh, Pennsylvania 15258-0001

(412) 234-5000

(Address of principal executive offices) (Zip Code)

MELLON FINANCIAL CORPORATION

Elective Deferred Compensation Plan

Elective Deferred Compensation Plan for Senior Officers

1990 Elective Deferred Compensation Plan for Directors

and Members of the Advisory Board

(Full title of the plan)

Carl Krasik, Esq.

General Counsel and Secretary

Mellon Financial Corporation

One Mellon Center

500 Grant Street

Pittsburgh, Pennsylvania 15258-0001

(412) 234-5222

(Name, address and telephone number of agent for service)

REMOVAL FROM REGISTRATION

This Post- Effective Amendment No. 1 relates to the Registration Statement on Form S-8, No. 333-132064, filed February 27, 2006 (“Registration Statement”) pertaining to the registration of an aggregate of $200,000,000.00 of Deferred Compensation Obligations (“Deferred Compensation Obligations”) for the Mellon Financial Corporation (“Corporation”) Elective Deferred Compensation Plan, Elective Deferred Compensation Plan for Senior Officers and 1990 Elective Deferred Compensation for Directors and Members of the Advisory Board (collectively the “Deferred Compensation Plans (Pre 1/1/05)”). The Registration Statement included an undertaking pursuant to Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any of the securities being registered that remained unsold at the termination of the offering. The offering of such securities pursuant to the Elective Deferred Compensation Plans (Pre 1/1/05) has been terminated, effective December 31, 2004, although previously purchased Deferred Compensation Obligations continue to be held in accordance with the terms of the Deferred Compensation Plans (Pre 1/1/05) for subsequent distribution in accordance with participant elections. The Corporation will file a new registration statement covering shares of the Corporation’s Common Stock (par value $0.50 per share) and an indeterminate amount of plan interests to be offered or sold pursuant to the Corporation’s Elective Deferred Compensation Plan (Post 12/31/04), Elective Deferred Compensation for Senior Officers (Post 12/31/04) and Elective Deferred Compensation Plan for Directors (Post 12/31/04) (collectively the “Deferred Compensation Plans (Post 12/31/04)”). The Deferred Compensation Plans (Post 12/31/04) are successor plans to the Deferred Compensation Plans (Pre 1/1/05) and began accepting deferrals effective January 1, 2005, pursuant to Registration Statement No. 333-132064. The Registrant hereby removes from registration $163,000,000.00 in Deferred Compensation Obligations which remained unsold as of the date of this Post-Effective Amendment No. 1 to Registration Statement No. 333-132064

Item 8. Exhibits

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Number	Description

24.1	Powers of Attorney

SIGNATURES

MELLON FINANCIAL CORPORATION

Pursuant to the requirements of the Securities Act of 1933, Mellon Financial Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-132064 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on the 31st day of October, 2006.

Mellon Financial Corporation

By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement
No. 333-132064 has been signed below by the following persons in the capacities indicated on the 31st day of October, 2006.

By:	/s/ Michael A. Bryson
Michael A. Bryson Principal Financial Officer

By:	/s/ Michael K. Hughey
Michael K. Hughey Principal Accounting Officer

Robert P. Kelly, Director and Principal Executive Officer; Ruth E. Bruch, Director; Paul L. Cejas, Director; Jared L. Cohon, Director; Steven G. Elliott, Director; Ira J. Gumberg, Director; Edmund F. Kelly, Director; Seward Prosser Mellon, Director; Robert Mehrabian, Director; Mark A. Nordenberg, Director; David S. Shapira, Director; William E. Strickland, Jr., Director; John P. Surma, Director; Wesley W. von Schack, Director.

By:	/s/ Carl Krasik
Carl Krasik Attorney-in-Fact

Index to Exhibits

Exhibit No.	Description	Method of Filing
24.1	Powers of Attorney	Previously filed as Exhibit 24.1 to the Corporation’s Registration Statement on Form S-8 (Registration Statement No. 333-132064), dated February 27, 2006, and incorporated herein by reference.